UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2011

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders of Ferro Corporation (the “Company”) was held on Friday, April 29, 2011.

The final results of voting on each of the matters submitted to a vote of security holders at the 2011 Annual Meeting are as follows:

1.
Shareholders elected each of the following four nominees as a director to serve for a term to expire at the 2014 Annual Meeting of
Shareholders and until his or her successors have been duly elected and qualified, as set forth below.

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Sandra Austin Crayton	32,448,843	42,941,356	5,390,469
Richard J. Hipple	38,363,017	37,027,182	5,390,469
William B. Lawrence	34,739,797	40,650,402	5,390,469
Timothy K. Pistell	61,294,780	14,095,419	5,390,469

2.	Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, as set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
78,404,197	2,268,735	107,736	0

3.	Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
60,847,934	2,910,758	11,631,506	5,390,469

5.	Shareholders approved, on an advisory basis, every year as the frequency of the advisory vote on executive compensation, as set forth below.

				Broker
One Year	Two Years	Three Years	Abstentions	Non-Votes
53,979,322	200,185	9,589,990	11,620,568	5,390,469

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

May 4, 2011	By:	Thomas R. Miklich

Name: Thomas R. Miklich
Title: Vice President and Chief Financial Officer